UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
EMDEON INC.
(Exact name of registrant as specified in its charter)

Delaware	20-5799664

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3055 Lebanon Pike, Suite 1000, Nashville, TN	37214

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Common Stock, par value $0.00001 per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable): 333-153451
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The securities to be registered hereby are shares of Class A common stock, par value $0.00001 per share, of Emdeon Inc. (the “Registrant”). The information required by this Item 1 is incorporated by reference to the information set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-153451) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on September 12, 2008, and as amended on each of November 10, 2008, June 16, 2009, July 9, 2009, July 28, 2009, August 4, 2009 and August 7, 2009 (the “Registration Statement”). Such information also will appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated by reference.
Item 2. Exhibits.
     Not applicable.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: August 7, 2009

EMDEON INC.
By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Executive Vice President, General Counsel and Secretary